Exhibit 99.1

VOLCANO REPORTS 44 PERCENT INCREASE IN FOURTH QUARTER REVENUES

IVUS DISPOSABLE SALES GROW 29 PERCENT; FM DISPOSABLE REVENUES INCREASE 92 PERCENT

(SAN DIEGO, CA), March 3, 2010—Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision intravascular therapy guidance tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that revenues for the quarter ended December 31, 2009, were $71.0 million, an increase of 44 percent versus revenues of $49.3 million in the fourth quarter a year ago. Revenues for the fourth quarter of 2009 included $5.8 million from Axsun Technologies, Inc., which Volcano acquired in the fourth quarter of 2008, and contributed $578,000 in revenues in the fourth quarter a year ago.

For the fourth quarter of 2009, the company reported a GAAP net loss of $12.1 million, or $0.25 per share, versus GAAP net income of $1.4 million, or $0.03 per diluted share, in the fourth quarter of 2008. Included in the results for the fourth quarter of 2009 are in-process research and development charges of $14.0 million resulting from milestones related to the CardioSpectra, Inc. and Novelis, Inc. acquisitions.

Excluding stock-based compensation expense of $2.7 million, the in-process research and development charges of $14.0 million and sales commissions of $2.3 million paid to a former distributor in Japan, Volcano reported non-GAAP net income of $7.0 million, or $0.14 per diluted share. In the fourth quarter of 2008, excluding stock-based compensation expense of $2.5 million and in-process research and development charges of $274,000, the company reported non-GAAP net income of $4.2 million, or $0.08 per diluted share. A reconciliation of the company’s GAAP to non-GAAP results is included below.

For all of fiscal 2009, Volcano reported revenues of $227.9 million, a 33 percent increase over revenues of $171.5 million in fiscal 2008. Revenues for fiscal 2009 included $17.9 million from Axsun, versus revenues of $578,000 in 2008. The company reported a GAAP net loss of $29.0 million, or $0.60 per share, in fiscal 2009, compared with a GAAP net loss of $13.7 million, or $0.29 per share, in 2008. Excluding stock-based compensation expense of $10.9 million, in-process research and development charges of $14.0 million and sales commissions of $3.7 million paid to a former distributor in Japan, Volcano reported a non-GAAP net loss of $347,000, or $0.01 per share, in 2009. Excluding in-process research and development costs of $12.7 million related to the Novelis and CardioSpectra acquisitions, stock-based compensation expense of $9.5 million and $2.9 million in due diligence, legal and accounting expenses related to an acquisition that was not consummated, Volcano reported non-GAAP net income of $11.4 million, or $0.23 per diluted share, in 2008.

“Volcano finished 2009 with a strong performance as the company continued to execute on its strategies designed to generate revenue growth through expansion of our installed base, market share growth and increased market penetration for our core intravascular ultrasound (IVUS) and functional measurement (FM) offerings. Total IVUS disposable revenues for the quarter increased 29 percent year-over-year and our FM disposable revenues for the quarter increased 92 percent year-over-year, including an 81 percent increase in the U.S. We also continued our global sales force expansion program and benefited from the first full quarter of our direct sales initiative in Japan as IVUS disposable revenues increased 43 percent versus the fourth quarter a year ago,” said Scott Huennekens, president and chief executive officer.

Huennekens noted that despite a challenging capital equipment environment, the company placed more than 1,000 new multi-modality systems in 2009, the most of any year in the company’s history, and now has more than 5,000 consoles placed worldwide.

“We have also achieved important milestones in our product expansion strategy with the recent acquisition of the Xtract Thrombus Aspiration Catheter product line from Lumen Biomedical, which is used for clot removal, and receiving FDA clearance to market our Eagle Eye Platinum digital IVUS catheter, an enhanced version of the top selling IVUS catheter in the U.S.,” Huennekens noted. “During 2010,” he continued, “we plan to introduce the initial offerings from our product pipeline, including the launch of our IVUS-guided therapy device in Europe and Japan, and our first Forward-Looking IVUS, or FL.IVUS, device for use in coronary and peripheral arteries.

“Our technology innovation, market development, clinical and product initiatives have fueled our growth during 2009 and leave us well positioned for a strong 2010 marked by excellent revenue growth and GAAP profitability,” Huennekens said.

Guidance for 2010

The company provided the following financial guidance for 2010.

On a consolidated basis, Volcano expects total revenues in fiscal 2010 of $277-$282 million, an increase of approximately 22 percent over revenues in 2009. The expected revenues for 2010 include approximately $20 million in revenues from Axsun Technologies, Inc., the company’s wholly-owned subsidiary.

Overall company gross margins are expected to be in the range of 62-63 percent. Total operating expenses, including stock-based compensation expense of approximately $13.3 million, are expected to be 59-61 percent of revenues. Net interest income for 2010 is expected to be approximately $450,000. On a GAAP basis, the company expects to report net income of $0.05-$0.10 per diluted share. Weighted average shares on a diluted basis at the end of 2010 are expected to be 52.5 million shares. Expected operating expenses in the first half of 2010 reflect costs associated with the anticipated commercial launch of the company’s IVUS-guided therapy and FL.IVUS devices. Based on the expected timing of these investments and the anticipated growth trajectory for revenues, the company expects to be profitable on a GAAP basis beginning in the third quarter of fiscal 2010 and profitable on a GAAP basis for all of fiscal 2010.

Excluding stock-based compensation expense of approximately $13.3 million, Volcano expects to report net income of $0.30-$0.35 per diluted share for fiscal 2010.

Conference Call Information

The company will hold a conference call at 2 p.m., Pacific Standard Time (5 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (719) 325-4867, passcode 6208547, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through March 10, at (719) 457-0820, passcode 6208547, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use digital and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 5,000 Volcano IVUS and FM systems are installed worldwide, and more than half of Volcano’s revenues are derived from outside the United States. Volcano’s wholly-owned subsidiary, Axsun Technologies, Inc., develops and manufactures optical monitors, lasers and optical engines used in telecommunications, medical imaging, spectroscopy, and other industrial applications. For more information, visit the company’s website at www.volcanocorp.com.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles (GAAP) in the United States is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods, including in-process research and development charges related to the May 2008 acquisition of Novelis, Inc., and the December 2007 acquisition of CardioSpectra, Inc., the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated and sales commissions paid to a former distributor in Japan. In addition, stock-based compensation is a non-cash expense. Finally, our management uses results of operations before certain charges to evaluate the operational performance of the company, as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP, and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2010, market adoption of the company’s technology, growth strategies, timing and achievement of product development milestones, market development and product introductions and sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$56,055	$100,949
Short-term available-for-sale investments	66,028	48,941
Accounts receivable, net	51,171	41,795
Inventories	37,710	28,936
Prepaid expenses and other current assets	5,892	5,869

Total current assets	216,856	226,490
Restricted cash	554	327
Property and equipment, net	44,734	30,007
Intangible assets, net	11,623	15,636
Goodwill	931	842
Other non-current assets	2,036	2,177

	$276,734	$275,479

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,840	$14,867
Accrued compensation	14,142	12,690
Accrued expenses and other current liabilities	25,275	10,745
Deferred revenues	4,881	4,833
Short-term debt	—	151
Current maturities of long-term debt	50	57

Total current liabilities	58,188	43,343
Long-term debt	110	34
Deferred revenues	2,376	1,914
Other	1,245	456

Total liabilities	61,919	45,747
Stockholders’ equity	214,815	229,732

	$276,734	$275,479

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues	$71,014	$49,253	$227,867	$171,495
Cost of revenues	26,576	18,378	91,489	64,293

Gross profit	44,438	30,875	136,378	107,202
Operating expenses:
Selling, general and administrative	31,793	21,964	111,598	84,369
Research and development	9,556	7,867	37,372	26,690
In-process research and development	14,030	274	14,030	12,681
Amortization of intangibles	1,061	788	4,224	3,125

Total operating expenses	56,440	30,893	167,224	126,865

Operating (loss) income	(12,002)	(18)	(30,846)	(19,663)
Interest income	116	622	756	4,828
Interest expense	(1)	(105)	(5)	(113)
Exchange rate gain (loss)	166	718	2,328	1,809
Other, net	—	54	—	54

(Loss) income before provision for income taxes	(11,721)	1,271	(27,767)	(13,085)
Provision for (Benefit from) income taxes	354	(87)	1,187	620

Net (loss) income	$(12,075)	$1,358	$(28,954)	$(13,705)

Net (loss) income per share:
Basic	$(0.25)	$0.03	$(0.60)	$(0.29)

Diluted	$(0.25)	$0.03	$(0.60)	$(0.29)

Shares used in calculating net (loss) income per share:
Basic	48,718	47,793	48,400	47,376

Diluted	48,718	50,286	48,400	47,376

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
GAAP operating (loss) income	$(12,002)	$(18)	$(30,846)	$(19,663)
Stock-based compensation	2,722	2,541	10,885	9,537
In-process research and development	14,030	274	14,030	12,681
Acquisition due-diligence costs	—	—	—	2,878
Commission expense related to Distributor Termination Agreement	2,284	—	3,692	—

Non-GAAP operating income (loss)	$7,034	$2,797	$(2,239)	$5,433

GAAP net (loss) income	$(12,075)	$1,358	$(28,954)	$(13,705)
Stock-based compensation	2,722	2,541	10,885	9,537
In-process research and development	14,030	274	14,030	12,681
Acquisition due-diligence costs	—	—	—	2,878
Commission expense related to Distributor Termination Agreement	2,284	—	3,692	—

Non-GAAP net income (loss)	$6,961	$4,173	$(347)	$11,391

GAAP net (loss) income per share—basic	$(0.25)	$0.03	$(0.60)	$(0.29)
Stock-based compensation	0.05	0.05	0.22	0.20
In-process research and development	0.29	0.01	0.29	0.27
Acquisition due-diligence costs	—	—	—	0.06
Commission expense related to Distributor Termination Agreement	0.05	—	0.08	—

Non-GAAP net income (loss) per share—basic	$0.14	$0.09	$(0.01)	$0.24

Shares used in calculating net income (loss) per share—basic	48,718	47,793	48,400	47,376

GAAP net (loss) income per share—diluted	$(0.25)	$0.03	$(0.60)	$(0.29)
Stock-based compensation	0.05	0.04	0.22	0.19
In-process research and development	0.28	0.01	0.29	0.25
Acquisition due-diligence costs	—	—	—	0.06
Commission expense related to Distributor Termination Agreement	0.04	—	0.08	—
Adjustment to shares used in calculating net income per share	0.02	—	—	0.02

Non-GAAP net income (loss) per share—diluted	$0.14	$0.08	$(0.01)	$0.23

Shares used in calculating net income (loss) per share—diluted	50,928	50,286	48,400	49,954

VOLCANO CORPORATION RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE (in thousands, except per share data) (Unaudited)
	2010
	Guidance Range
	From	To
GAAP operating income	$3,878	$6,486
Stock-based compensation expense	13,300	13,300

Non-GAAP operating income	$17,178	$19,786

GAAP net income	$2,627	$5,235
Stock-based compensation expense	13,300	13,300

Non-GAAP net income	$15,927	$18,535

GAAP net income per share—diluted	$0.05	$0.10
Stock-based compensation	0.25	0.25

Non-GAAP net income per share—diluted	$0.30	$0.35

Shares used in calculating net income per share—diluted	52,525	52,525

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(Unaudited)

	Three months ended December 31,		Percentage Change	Years ended December 31,		Percentage Change
	2009	2008	2008 to 2009	2009	2008	2008 to 2009
Medical segment:
Consoles:
United States	$7.9	$7.0	14%	$24.6	$22.9	8%
Japan	0.6	0.8	(25)	2.1	5.7	(63)
Europe	3.3	3.0	12	9.3	8.6	8
Rest of world	1.2	0.8	47	3.4	2.9	16

Total consoles	$13.0	$11.6	13	$39.4	$40.1	(2)

IVUS single procedure disposables:
United States	$16.6	$14.3	16%	$61.0	$51.9	17%
Japan	16.2	11.3	43	48.0	36.0	33
Europe	5.3	4.1	30	18.9	17.1	10
Rest of world	1.1	0.7	47	3.5	2.9	18

Total IVUS single procedure disposables	$39.2	$30.4	29	$131.4	$107.9	22

FM single procedure disposables:
United States	$5.4	$3.0	81%	$17.1	$8.7	97%
Japan	0.6	0.4	45	1.4	1.3	13
Europe	3.9	1.8	114	11.5	6.6	72
Rest of world	0.3	0.1	182	1.1	0.8	47

Total FM single procedure disposables	$10.2	$5.3	92	$31.1	$17.4	79

Other	3.6	1.4	162%	9.8	5.5	78%

Sub-total medical segment	$66.0	$48.7	36	$211.7	$170.9	24

Telecom segment	5.0	0.6	761	16.2	0.6	2,697

Total	$71.0	$49.3	44	$227.9	$171.5	33